UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2011 (June 17, 2011)
The Warnaco Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10857	95-4032739

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York	10018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 287-8000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On June 17, 2011, The Warnaco Group, Inc. (the “Registrant”), Warnaco Inc. (“Warnaco”), a direct wholly-owned subsidiary of the Registrant, Calvin Klein Jeanswear Company (“CK Jeans”), an indirect wholly-owned subsidiary of the Registrant, and Warnaco Swimwear Products Inc. (“Warnaco Swimwear”), an indirect wholly-owned subsidiary of the Registrant, entered into a term loan agreement (the “Term Loan Agreement”) with the lenders thereunder, JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent and as collateral agent, JPMCB, Bank of America, N.A., Deutsche Bank Securities Inc. (“DBSI”) and HSBC Securities (USA) Inc. (“HSBC”), as co-syndication agents and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, DBSI and HSBC, as joint arrangers and joint bookrunners. Warnaco, CK Jeans and Warnaco Swimwear are co-borrowers on a joint and several basis under the Term Loan Agreement (the “Borrowers”).
The Term Loan Agreement provides for a $200,000,000 senior secured seven-year term loan facility. In addition, during the term of the Term Loan Agreement, the Borrowers may request additional credit commitments for incremental term loan facilities in an aggregate amount not to exceed $100,000,000 plus the aggregate principal amount of the term loans that the Borrowers have voluntarily prepaid prior to the date of such request. The Borrowers may request a greater amount to the extent that the Registrant meets certain financial tests set forth in the Term Loan Agreement. The Term Loan Agreement does not require the Borrowers to comply with any financial maintenance covenants.
The proceeds of the term loan facility will be used for general corporate purposes, which include funding acquisitions and internal growth, repaying indebtedness and repurchasing common stock of the Registrant. The term loan facility matures on June 17, 2018.
The Term Loan Agreement provides interest rate options, at the Borrowers’ election, at (i) a Base Rate (defined as the greatest of (x) JPMCB’s prime rate, (y) one-month adjusted LIBOR rate plus 1.00% and (z) the federal funds rate plus 0.50%) plus 1.75% or (ii) an adjusted LIBOR rate (with a LIBOR floor of 1.00% per annum) plus 2.75%, in each case, on a per annum basis. In addition, the term loan facility is subject to a 1.00% prepayment fee in the event it is refinanced on or before June 17, 2012. There is currently $200,000,000 in term loans outstanding under the Term Loan Agreement. The Borrowers must make mandatory prepayments of the term loans with the proceeds of asset dispositions and insurance proceeds from casualty events (subject to certain limitations), with a portion of any excess cash flow (as defined in the Term Loan Agreement) generated by the Registrant and with the proceeds of certain issuances of debt (subject to certain exceptions).
The Term Loan Agreement contains customary representations, warranties and affirmative covenants. The Term Loan Agreement also contains customary negative covenants providing limitations, subject to negotiated carve-outs, with respect to (i) incurrence of indebtedness and liens, (ii) significant corporate changes including mergers and acquisitions with third parties, (iii) investments, (iv) loans, (v) advances and guarantees to or for the benefit of third parties, (vi) hedge agreements, (vii) certain restricted payments and (viii) transactions with affiliates and certain other restrictive agreements, among others.
The Term Loan Agreement contains customary events of default, such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a “Change of Control” (as defined), or the failure to observe the certain covenants therein. Upon an event of default, the lenders may, among other things, declare any then outstanding loans due and payable immediately.

The obligations of the Borrowers under the Term Loan Agreement are guaranteed by the Registrant and its indirect domestic subsidiaries (collectively, the “U.S. Guarantors”) pursuant to a Guaranty dated as of June 17, 2011 (the “Guaranty”).
As security for the obligations under the Term Loan Agreement and the guarantees thereof, the Registrant, the Borrowers and each of the U.S. Guarantors have granted to the collateral agent for the benefit of the lenders, pursuant to a Pledge and Security Agreement (the “Pledge and Security Agreement”) , a first priority lien on all fixed asset collateral (including, without limitation, pledges of their equity ownership in domestic subsidiaries and up to 66% of their equity ownership in first-tier foreign subsidiaries), intellectual property, and substantially all other personal property of the Borrowers and the U.S. Guarantors not constituting ABL Priority Collateral (as defined below), and, in each case, proceeds thereof. In addition, pursuant to the Pledge and Security Agreement, the Registrant, the Borrowers and each of the U.S. Guarantors have granted a second priority security interest in accounts receivable, inventory, deposit accounts and cash, checks and certain related assets (the “ABL Priority Collateral”).
In connection with entering into the Term Loan Agreement, on June 17, 2011, (i) the Registrant, Warnaco and the U.S. Guarantors entered into an amendment (the “US ABL Amendment”) to Warnaco’s revolving credit agreement dated as of August 26, 2008 (the “US ABL Facility”) and (ii) Warnaco of Canada Company, an indirect wholly-owned subsidiary of the Registrant (“Warnaco Canada”), 4278941 Canada Inc., an indirect wholly-owned subsidiary of the Registrant, the Registrant, Warnaco and the U.S. Guarantors entered into an amendment (the “Canadian ABL Amendment”) to Warnaco Canada’s revolving credit agreement dated as of August 26, 2008 (the “Canadian ABL Facility” and together with the US ABL Facility, the “ABL Credit Facilities”), in each case, permitting the Borrowers to incur the indebtedness and grant the liens under the Term Loan Agreement, and providing, among other things, for modifications to the definitions of “Change of Control”, the eligibility criteria for receivables and certain covenants relating to asset sales, prepayments of debt, permitted liens and permitted indebtedness.
In addition, on June 17, 2011, the Registrant, the Borrowers and the U.S. Guarantors executed an Intercreditor Agreement (the “Intercreditor Agreement”), establishing certain priorities with respect to the collateral that secures the Borrowers’ obligations under the ABL Credit Facilities and the Term Loan Agreement. Pursuant to the Intercreditor Agreement, the secured parties under the existing ABL Credit Facilities retain a first priority security interest in all ABL Priority Collateral and a second priority security interest in all fixed asset collateral (including, without limitation, pledges of their equity ownership in domestic subsidiaries and up to 66% of their equity ownership in first-tier foreign subsidiaries), intellectual property and substantially all other personal property of the Registrant, the Borrowers and the U.S. Guarantors not constituting ABL Priority Collateral.
A copy of each of the Term Loan Agreement, the Guaranty, the Pledge and Security Agreement, the Intercreditor Agreement, the U.S. ABL Amendment and the Canadian ABL Amendment (collectively, the “Agreements”) are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and each Agreement is incorporated herein by reference. The description of each Agreement herein is qualified in its entirety by reference to such Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
See discussion under Item 1.01 above, which discussion is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 10.1 Term Loan Agreement Agreement, dated as of June 17, 2011, among Warnaco Inc., Calvin Klein Jeanswear Company, Warnaco Swimwear Products Inc., The Warnaco Group, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.*
Exhibit 10.2 Guaranty, dated as of June 17, 2011, by The Warnaco Group, Inc. and each of the other entities listed on the signature pages thereto or that becomes a party thereto, in favor of JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, each lender, and each other holder of an obligation thereunder.
Exhibit 10.3 Pledge and Security Agreement, dated as of June 17, 2011, by Warnaco Inc., Calvin Klein Jeanswear Company, Warnaco Swimwear Products Inc., The Warnaco Group, Inc. and each of the other entities listed on the signature pages thereto or that from time to time becomes a party thereto, in favor of JPMorgan Chase Bank, N.A., as collateral agent for the secured parties thereunder.*
Exhibit 10.4 Intercreditor Agreement, dated June 17, 2011, among JPMorgan Chase Bank, N.A., as adminstrative agent and as collateral agent under the Term Loan Agreement and Bank of America, N.A., as administrative agent and as collateral agent under each of the ABL Credit Facilities, and acknowledged by the borrowers, The Warnaco Group, Inc, and the other loan parties party thereto.
Exhibit 10.5 Canadian ABL Amendment, dated as of June 17, 2011, among Warnaco of Canada Company, the affiliates of the borrower party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.
Exhibit 10.6 US ABL Amendment, dated as of June 17, 2011, among Warnaco Inc., the affiliates of the borrower party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: June 23, 2011	By:	/s/ Lawrence R. Rutkowski
		Name:	Lawrence R. Rutkowski
		Title:	Executive Vice President and Chief Financial Officer